Exhibit 99.1

KULR Experiences Fast-Growing Demand for Next-Gen EV Battery Safety
and Testing Solutions with Order from Top Japanese Automaker

Battery Testing and Analysis Services Unit to Generate $8 Million to $10 Million Revenue Annually Starting in 2025

SAN DIEGO / GLOBENEWSWIRE / May 29, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it has secured a contract from a top Japanese multinational automaker (“Automaker’) for testing and analysis of high-energy battery cells intended for their next-generation electric vehicles. The Company will utilize its KULR ONE Design Solutions (K1-DS) platform to expedite design readiness for the Automaker’s future electric vehicle buildout.

KULR’s extensive spaceflight expertise and proprietary KULR ONE Design Solutions are integrated into its rigorous testing protocols, forming what KULR believes to be the world's most comprehensive battery safety testing platform. These tests encompass Fractional Thermal Runaway Calorimetry (“FTRC”), bomb calorimetry, and impingement zone mapping, providing unparalleled cell-level characterization and insights to optimize battery safety.

Originally, K1-DS was developed to introduce customers to KULR products, with the goal of transitioning to volume production. While this remains the Company’s core objective, over time KULR has expanded its testing services, projecting it to become an annual $8 to $10 million revenue standalone business starting in 2025, without additional investment in testing capabilities.

New K1-DS contracts are in progress as KULR recognizes design services as a high-margin, recurring revenue stream, with the automotive sector being a prime target for ongoing business. This demand is largely driven by electric vehicle manufacturers' continuous evaluation of next-generation cells for improved efficiency and faster charging times. According to last year’s International Energy Agency's projection, electric vehicles, including fully electric and plug-in hybrid models, are expected to account for 35 percent of new vehicle sales worldwide by 2030. The Company expects the FTRC to remain widely used across various industries for assessing both current and future cell technologies.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether because of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com